Exhibit 99.1

FOR RELEASE: Thursday, July 30, 2026, at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RECORD ANNUAL EARNINGS

AND RESULTS OF OPERATIONS FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2026

          Shreveport, Louisiana – July 30, 2026 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported the highest annual earnings in the Company’s history. The Company reported net income for the three months ended June 30, 2026, of $1.428 million compared to net income of $1.181 million reported for the three months ended June 30, 2025. The Company’s basic and diluted earnings per share were $0.48 and $0.46, respectively, for the three months ended June 30, 2026, compared to $0.39 and $0.38, respectively, for the three months ended June 30, 2025. The Company reported net income of $6.174 million for the year ended June 30, 2026, compared to $3.888 million for the year ended June 30, 2025. The Company’s basic and diluted earnings per share were $2.05 and $2.02, respectively, for the year ended June 30, 2026, compared to $1.27 and $1.26, respectively, for the year ended June 30, 2025.

The Company reported the following highlights during the year ended June 30, 2026:

●	Net interest margin increased 49 basis points to 3.72% for the year ended June 30, 2026, compared to 3.23% for the same period in 2025.

●	Return on average assets increased 36 basis points to 0.99% for the year ended June 30, 2026, compared to 0.63% for the same period in 2025.

●	Book value per share increased to $19.31 at June 30, 2026, from $17.90 at June 30, 2025.

●	Loans increased $14.350 million, or 3.1%, since June 30, 2025, funded by deposit growth of $31.002 million, or 5.7%, over the same period.

          The increase in net income for the three months ended June 30, 2026, as compared to the same period in 2025, resulted from an increase of $771,000, or 15.5%, in net interest income, and an increase of $84,000 or 12.4%, in non-interest income, partially offset by an increase of $418,000, or 10.3%, in non-interest expense, an increase of $127,000, or 276.1%, in the provision for credit losses, and an increase of $63,000, or 16.8%, in the provision for income taxes. The increase in net interest income for the three months ended June 30, 2026, as compared to the same period in 2025, resulted from an increase of $772,000, or 10.1%, in total interest income. The Company’s average interest rate spread was 3.16% for the three months ended June 30, 2026, compared to 2.89% for the three months ended June 30, 2025. The Company’s net interest margin was 3.82% for the three months ended June 30, 2026, compared to 3.52% for the three months ended June 30, 2025.

The increase in net income for the year ended June 30, 2026, as compared to the same period in 2025 resulted primarily from an increase of $3.118 million, or 16.7%, in net interest income, an increase of $667,000, or 33.3%, in non-interest income, and a decrease of $66,000, or 0.4%, in non-interest expense, partially offset by an increase of $845,000, or 110.3%, in provision for income taxes and an increase of $720,000, or 571.4%, in the provision for credit losses. The increase in net interest income for the year ended June 30, 2026, as compared to the same period in 2025, was primarily due to an increase of $2.036 million, or 6.7%, in total interest income, and a decrease of $1.082 million, or 9.2%, in total interest expense. The Company’s average interest rate spread was 3.07% for the year ended June 30, 2026, compared to 2.55% for the year ended June 30, 2025. The Company’s net interest margin was 3.72% for the year ended June 30, 2026, compared to 3.23% for the year ended June 30, 2025. The increase in the provision for credit losses was primarily attributable to growth in the loan portfolio and additional reserve allocations on certain existing problem loans based on updated valuation reports.

          The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2026		2025
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$477,021	6.34%	$458,504	6.05%
Investment securities	99,260	2.53	95,524	2.72
Interest-earning deposits	26,596	3.69	12,581	2.26
Total interest-earning assets	$602,877	5.60%	$566,609	5.41%

Interest-bearing liabilities:
Savings accounts	$90,807	1.43%	$94,333	1.74%
NOW accounts	62,366	1.09	68,425	1.16
Money market accounts	67,441	1.99	75,492	2.05
Certificates of deposit	213,947	3.33	180,979	3.53
Total interest-bearing deposits	434,561	2.40	419,229	2.48
Other bank borrowings	3,556	6.88	4,101	7.43
FHLB advances	-	-	55	-
Total interest-bearing liabilities	$438,117	2.44%	$423,385	2.52%

	For the Year Ended June 30,
	2026		2025
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$472,273	6.25%	$460,356	5.94%
Investment securities	97,900	2.37	96,178	2.36
Interest-earning deposits	16,226	4.10	20,647	4.12
Total interest-earning assets	$586,399	5.54%	$577,181	5.28%

Interest-bearing liabilities:
Savings accounts	$92,442	1.54%	$90,458	1.71%
NOW accounts	64,807	1.13	70,375	1.17
Money market accounts	69,522	1.97	76,494	2.16
Certificates of deposit	202,987	3.40	189,204	3.92
Total interest-bearing deposits	429,758	2.43	426,531	2.68
Other bank borrowings	3,852	7.06	4,650	7.53
FHLB advances	350	3.71	14	-
Total interest-bearing liabilities	$433,960	2.47%	$431,195	2.73%

          The $84,000 increase in non-interest income for the three months ended June 30, 2026, compared to the same period in 2025, resulted from an increase of $34,000 in gain on sale of loans, an increase of $26,000 in service charges on deposit accounts, and an increase of $26,000 in other non-interest income, partially offset by a decrease of $1,000 in income on bank owned life insurance, and a decrease of $1,000 in gain on sale of real estate. The $667,000 increase in non-interest income for the year ended June 30, 2026, compared to the same period in 2025, resulted from an increase of $258,000 in gain on sale of loans, a decrease of $247,000 in loss on sale of real estate, an increase of $144,000 in service charges on deposit accounts, an increase of $14,000 in other non-interest income, and a decrease of $6,000 in loss on sale of securities, partially offset by a decrease of $2,000 in income on bank owned life insurance.

          The $418,000 increase in non-interest expense for the three months ended June 30, 2026, compared to the same period in 2025, resulted from increases of $200,000 in other real estate owned write-down expense, $166,000 in compensation and benefits, $19,000 in deposit insurance premium, $17,000 in advertising, $16,000 in loan and collection, $14,000 in data processing, $8,000 in occupancy and equipment, $7,000 in professional fees, and $7,000 in other expenses, partially offset by decreases of $16,000 in amortization core deposit intangible, $15,000 in franchise and bank shares tax, and $5,000 in audit and examination fees. The $66,000 decrease in non-interest expense for the year ended June 30, 2026, compared to the same period in 2025, resulted from decreases of $186,000 in audit and examination fees, $89,000 in compensation and benefits, $89,000 in data processing, $44,000 in amortization core deposit intangible, $22,000 in advertising, $18,000 in professional fees, and $10,000 in franchise and bank shares tax, partially offset by increases of $200,000 in other real estate owned write-down expense, $105,000 in other expenses, $33,000 in deposit insurance premium, $30,000 in occupancy and equipment, and $24,000 in loan and collection. The $200,000 increase in other real estate owned write-down expense for the three months and year ended June 30, 2026, compared to the same periods in 2025, related to the value of one large commercial property which was adjusted to reflect current market sentiment. No further adjustments are expected at this time.

          Total assets increased $33.838 million, or 5.6%, from $609.492 million at June 30, 2025 to $643.330 million at June 30, 2026. The increase in assets resulted from increases in cash and cash equivalents of $16.957 million, or 97.8%, from $17.347 million at June 30, 2025 to $34.304 million at June 30, 2026, net loans receivable of $14.487 million, or 3.1%, from $461.004 million at June 30, 2025 to $475.491 million at June 30, 2026, investment securities of $3.787 million, or 3.9%, from $96.230 million at June 30, 2025 to $100.017 million at June 30, 2026, other assets of $115,000, or 8.8%, from $1.305 million at June 30, 2025 to $1.420 million at June 30, 2026, loans-held-for-sale of $114,000, or 7.4%, from $1.540 million at June 30, 2025 to $1.654 million at June 30, 2026, bank owned life insurance of $114,000, or 1.6%, from $6.926 million at June 30, 2025 to $7.040 million at June 30, 2026, and accrued interest receivable of $59,000, or 3.2%, from $1.836 million at June 30, 2025 to $1.895 million at June 30, 2026, partially offset by decreases in premises and equipment of $1.093 million, or 6.3%, from $17.266 million at June 30, 2025 to $16.173 million at June 30, 2026, real estate owned of $357,000, or 36.8%, from $970,000 at June 30, 2025 to $613,000 at June 30, 2026, core deposit intangible of $240,000, or 26.2%, from $915,000 at June 30, 2025 to $675,000 at June 30, 2026, and deferred tax asset of $105,000, or 9.0%, from $1.163 million at June 30, 2025 to $1.058 million at June 30, 2026.

Total liabilities increased $30.286 million, or 5.5%, from $554.287 million at June 30, 2025 to $584.573 million at June 30, 2026. The increase in liabilities resulted from an increase in total deposits of $31.002 million, or 5.7%, from $546.290 million at June 30, 2025 to $577.292 million at June 30, 2026, partially offset by decreases in other borrowings of $444,000, or 11.1%, from $4.000 million at June 30, 2025 to $3.556 million at June 30, 2026, other accrued expenses and liabilities of $240,000, or 6.9%, from $3.454 million at June 30, 2025 to $3.214 million at June 30, 2026, and advances from borrowers for taxes and insurance of $32,000, or 5.9%, from $543,000 at June 30, 2025 to $511,000 at June 30, 2026.         The increase in deposits resulted from increases in certificates of deposit of $34.756 million, or 18.6%, from $187.357 million at June 30, 2025 to $222.113 million at June 30, 2026, and non-interest bearing deposits of $15.643 million, or 12.8%, from $122.416 million at June 30, 2025 to $138.059 million at June 30, 2026, partially offset by decreases in money market deposits of $7.793 million, or 10.6%, from $73.771 million at June 30, 2025 to $65.978 million at June 30, 2026, NOW accounts of $7.182 million, or 10.7%, from $67.119 million at June 30, 2025 to $59.937 million at June 30, 2026, and savings deposits of $4.422 million, or 4.6%, from $95.627 million at June 30, 2025 to $91.205 million at June 30, 2026.

          At June 30, 2026, the Company had $3.649 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.305 million of non-performing assets at June 30, 2025, consisting of sixteen one-to-four family residential loans, two home equity loans, one commercial non-real estate loan, one commercial real estate loan, one commercial real estate property in other real estate owned, and two residential lots in other real estate owned at June 30, 2026, compared to six one-to-four family residential loans, two home equity loans, three commercial non-real estate loans, two commercial real estate loans and one single-family residence in other real estate owned at June 30, 2025. At June 30, 2026 the Company had sixteen one-to-four family residential loans, two home equity loans, one commercial non-real estate loan, one consumer loan, and one commercial real estate loan classified as substandard, compared to eight one-to-four family residential loans, five commercial non-real estate loans, two home equity loans, two commercial real estate loans and one consumer loan classified as substandard at June 30, 2025. There were no loans classified as doubtful at June 30, 2026, or June 30, 2025.

          Stockholders’ equity increased $3.552 million, or 6.4%, from $55.205 million at June 30, 2025 to $58.757 million at June 30, 2026. The increase in stockholders’ equity resulted from net income for the year ended June 30, 2026 of $6.174 million, proceeds from the issuance of common stock from the exercise of stock options of $1.838 million, a decrease in the Company’s accumulated other comprehensive loss of $72,000, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $464,000, partially offset by stock repurchases of $3.333 million and dividends paid totaling $1.663 million.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

          Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

          In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	June 30, 2026	June 30, 2025
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $28,135 and $10,380 at June 30, 2026, and June 30, 2025, Respectively)	$34,304	$17,347
Securities Available-for-Sale (amortized cost June 30, 2026: $45,980; June 30, 2025: $36,695, Respectively)	43,624	34,246
Securities Held-to-Maturity (fair value June 30, 2026: $46,658; June 30, 2025: $51,139, Respectively)	55,439	61,334
Other Securities	954	650
Loans Held-for-Sale	1,654	1,540
Loans Receivable, Net of Allowance for Credit Losses (June 30, 2026: $4,926; June 30, 2025: $4,484, Respectively)	475,491	461,004
Accrued Interest Receivable	1,895	1,836
Premises and Equipment, Net	16,173	17,266
Bank Owned Life Insurance	7,040	6,926
Goodwill	2,990	2,990
Core Deposit Intangible	675	915
Deferred Tax Asset	1,058	1,163
Real Estate Owned	613	970
Other Assets	1,420	1,305

Total Assets	$643,330	$609,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$138,059	$122,416
Interest-bearing	439,233	423,874
Total Deposits	577,292	546,290
Advances from Borrowers for Taxes and Insurance	511	543
Other Borrowings	3,556	4,000
Other Accrued Expenses and Liabilities	3,214	3,454

Total Liabilities	584,573	554,287

STOCKHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,042,451 and 3,084,764 Shares Issued and
Outstanding at June 30, 2026 and June 30, 2025, Respectively	34	32
Additional Paid-in Capital	44,429	42,187
Unearned ESOP Stock	(263)	(321)
Retained Earnings	16,419	15,241
Accumulated Other Comprehensive Loss	(1,862)	(1,934)

Total Stockholders’ Equity	58,757	55,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$643,330	$609,492

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
INTEREST INCOME
Loans, including fees	$7,539	$6,920	$29,510	$27,346
Investment securities	26	112	56	325
Mortgage-backed securities	600	535	2,266	1,941
Other interest-earning assets	245	71	666	850
Total interest income	8,410	7,638	32,498	30,462

INTEREST EXPENSE
Deposits	2,605	2,589	10,424	11,441
Federal Home Loan Bank borrowings	-	-	13	-
Other bank borrowings	61	76	272	350
Total interest expense	2,666	2,665	10,709	11,791
Net interest income	5,744	4,973	21,789	18,671

PROVISION FOR (RECOVERY OF) CREDIT LOSSES	173	46	594	(126)
Net interest income after provision for credit losses	5,571	4,927	21,195	18,797

NON-INTEREST INCOME
Gain (Loss) on sale of loans	237	203	642	384
Gain (Loss) on sale of real estate	-	1	(18)	(265)
Gain (Loss) on sale of securities	-	-	-	(6)
Income on bank owned life insurance	28	29	114	116
Service charges on deposit accounts	429	403	1,712	1,568
Other income	69	43	222	208

Total non-interest income	763	679	2,672	2,005

NON-INTEREST EXPENSE
Compensation and benefits	2,439	2,273	8,851	8,940
Occupancy and equipment	651	643	2,384	2,354
Data processing	346	332	1,350	1,439
Audit and examination fees	119	124	411	597
Franchise and bank shares tax	120	135	429	439
Advertising	39	22	123	145
Professional fees	106	99	477	495
Loan and collection	46	30	158	134
Amortization core deposit intangible	52	68	240	284
Deposit insurance premium	99	80	380	347
Other real estate owned write-down expense	200	-	200	-
Other expenses	252	245	1,079	974
Total non-interest expense	4,469	4,051	16,082	16,148

Income before income taxes	1,865	1,555	7,785	4,654
PROVISION FOR INCOME TAX EXPENSE	437	374	1,611	766

NET INCOME	$1,428	$1,181	$6,174	$3,888

EARNINGS PER SHARE
Basic	$0.48	$0.39	$2.05	$1.27
Diluted	$0.46	$0.38	$2.02	$1.26

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025

Selected Operating Ratios(1):
Average interest rate spread	3.16%	2.89%	3.07%	2.55%
Net interest margin	3.82%	3.52%	3.72%	3.23%
Return on average assets	0.89%	0.78%	0.99%	0.63%
Return on average equity	9.73%	8.64%	10.70%	7.31%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.57%	0.54%	0.57%	0.54%
Allowance for credit losses as a percent of non-performing loans	162.27%	191.99%	162.27%	191.99%
Allowance for credit losses as a percent of total loans receivable	1.03%	0.96%	1.03%	0.96%

Per Share Data:
Shares outstanding at period end	3,042,451	3,084,764	3,042,451	3,084,764
Weighted average shares outstanding:
Basic	3,003,486	3,032,234	3,012,800	3,054,254
Diluted	3,075,395	3,065,150	3,063,875	3,076,694
Book value per share at period end	$19.31	$17.90	$19.31	$17.90
_______________________
(1) Ratios for the three-month period are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145